SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       --------------------------------

                                   FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 25, 1999

                        Saxon Asset Securities Company

              (Exact name of registrant as specified in charter)

        Virginia                  34-0-20552                52-1785164
(State or other            (Commission File Number)        (IRS Employer
  jurisdiction                                            Identification No.)
of incorporation)

                   4880 Cox Road, Glen Allen, Virginia 23060
              (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code (804) 967-7400


        (Former name or former address, if changed since last report.)

Item 1.     Changes in Control of Registrant.  Not Applicable.

Item 2.     Acquisition or Disposition of Assets.  Not Applicable.

Item 3.     Bankruptcy or Receivership.  Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.  Not Applicable.

Item 5.     Other Events.

      On February 25, 1999, the Registrant caused the issuance and sale of Mortgage Loan Asset Backed Certificates, Series 1999-1, pursuant to a Trust Agreement dated as of February 1, 1999, among the Registrant, Saxon Mortgage, Inc., as Master Servicer, and Chase Bank of Texas, National Association, as Trustee, (the "Trust Agreement").

      Certificates were issued with original principal amounts and pass-through rates set forth below:

       Designation                   Pass-Through Rate                 Principal Balance

 Class AF-1 Certificates              Variable (1)(3)                    $80,000,000
 Class AF-2 Certificates              5.980%                             $38,000,000
 Class AF-3 Certificates              6.170%                             $35,000,000
 Class AF-4 Certificates              6.350%                             $28,000,000
 Class AF-5 Certificates              6.775% (2)                         $17,389,000
 Class AF-6 Certificates              6.350%                             $22,043,000
 Class MF-1 Certificates              6.645% (2)                         $14,825,000
 Class MF-2 Certificates              7.190% (2)                         $10,958,000
 Class BF-1 Certificates              8.475% (2)                          $6,446,000
 Class BF-2 Certificates              Variable (3)                        $2,579,000
 Class BF-3 Certificates              Variable (3)                        $2,579,000
 Class AV-1 Certificates              Variable (3)(4)                   $200,358,000
 Class MV-1 Certificates              Variable (3)(4)                    $20,728,000
 Class MV-2 Certificates              Variable (3)(4)                    $16,331,000
 Class BV-1 Certificates              Variable (3)(4)                     $7,538,000
 Class BV-2 Certificates              Variable (3)(4)                     $2,513,000
 Class BV-3 Certificates              Variable (3)(4)                     $3,769,000
 Class C Certificates                 Variable (3)                       (5)
 Class R Certificates                 (6)                                (5)


(1) Interest will accrue on the Class AF-1 Certificates at a per annum rate equal to One Month LIBOR + 0.20%, subject to the applicable available funds cap.
(2) Subject to a cap equal to the Net Rate on the Fixed Rate Mortgage Loans for the applicable Accrual Period.
(3)   Variable.
(4) Subject to a cap equal to the Available Funds on the Adjustable Rate Mortgage Loans for the applicable Accrual Period.
(5)   The Class C and Class R Certificates do not have principal balances.
(6)   The Class R Certificates do not have an interest rate.

      The Certificates represent undivided ownership interest in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to the Trust Agreement . The Mortgage Loans were acquired by the Registrant from Saxon Mortgage, Inc. ("SMI"), an affiliate of the Registrant which originated or acquired the Mortgage Loans from various mortgage banking institutions. The Mortgage Loans are secured by liens on single family residential properties, including investment properties (which may be condominiums, one family residences, one to four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the Registrant.

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class AV-1, Class MV-1, Class MV-2 and certain of the Class BV-1 Certificates were purchased by Prudential Securities Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, First Chicago Capital Markets, Inc. and Chase Securities Inc., (the "Underwriters"), from the Seller pursuant to an Underwriting Agreement dated February 18, 1999, and offered pursuant to Registration Statement No. 333-59479 by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

      Elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduits ("REMICs") for federal income tax purposes. Each Class of Certificates listed above (other than the Class R Certificates) will constitute "regular interests" in the Issuing REMIC.

Item 6.     Resignations of Registrant's Directors.  Not Applicable.

Item 7.     Financial Statements and Exhibits
      (a)   Financial statements of businesses acquired.  Not Applicable.
      (b)   Pro forma financial information.  Not Applicable.
      (c)   Exhibits

            Exhibit 1. Underwriting Agreement dated February 18, 1999, among Saxon Asset Securities Company, Saxon Mortgage Inc., Prudential Securities Incorporated, Nationsbanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Chicago Capital Markets, Inc. and Chase Securities Inc.

            Exhibit 2. Trust Agreement dated February 1, 1999, among Saxon Asset Securities Company, Saxon Mortgage, Inc., as Master Servicer, and Chase Bank of Texas, National Association, as Trustee.


Item 8.     Change in Fiscal Year.  Not Applicable.

Item 9.     Sales  of  Equity   Securities   Pursuant  to   Regulation  S.  Not
Applicable.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SAXON ASSET SECURITIES COMPANY


                                    By:   ____________________________________
                                             Bradley D. Adams, Vice President


February 25, 1999

                               INDEX TO EXHIBITS



1 Underwriting Agreement dated February 18, 1999, among Saxon Asset Securities Company, Saxon Mortgage Inc., Prudential Securities Incorporated, Nationsbanc Montgomery Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Chicago Capital Markets, Inc. and Chase Securities Inc.

2           Trust  Agreement   dated  February  1,  1999,   among  Saxon  Asset
            Securities Company, Saxon Mortgage, Inc., as Master Servicer, and Chase Bank of Texas, National Association, as Trustee.